                                Journal Register
                                    Company
                                 [COMPANY LOGO]

NEWS RELEASE

-------------------------------------------------------------------------------
                                                              December 5, 2000

Journal Register Company Announces Web Cast of Presentation at Credit Suisse First Boston Media Week Conference

TRENTON, NJ --Journal Register Company (NYSE: JRC) executives will review the Company's 2000 results, online strategy and outlook for 2001 on December 6, 2000, at the Credit Suisse First Boston Media Week Conference at The Plaza Hotel in New York City at 4:10 p.m. (EST).

Robert M. Jelenic, Chairman, President and Chief Executive Officer, Jean B. Clifton, Executive Vice President and Chief Financial Officer, and Howard L. Griffin, Vice President of Advertising, will speak at the conference.

A live web cast of the presentation will be available via a link found on Journal Register Company's homepage at www.journalregister.com. Please allow 15 minutes in advance to access the presentation on the Company's homepage. Journal Register Company will recap the presentation in a press release and post the presentation on the company's web site within 24 hours following the conference.

Journal Register Company is a leading U.S. newspaper publishing company that owns 24 daily newspapers, including the New Haven Register, Connecticut's second largest daily and Sunday newspaper, and 151 non-daily publications. Journal Register Company currently operates 104 individual Web sites featuring the Company's daily newspapers and non-daily publications, which can be accessed at jounalregister.com. The Company currently has equity investments in AdOne, LLC, a premier Internet-based classified advertising service, and PowerAdz.com, LLC, a leading Internet infrastructure provider for the newspaper industry.

                                       ###

For more       Journal Register Company                     Noelle Greene-Hunt
information:   State Street Square, 50 West State Street    Director of Investor
               Trenton, NJ  08608-1298                      Relations
               (609) 396-2200 - voice;
               (609) 396-2292 - fax